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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 15, 2002


                               SUITE 101.COM, INC
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           (Exact name of the Registrant as specified in its charter)



(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

         Delaware                        0-25136                   33-0464753


 1122 Mainland Street - Suite 210 - Vancouver, British Columbia, Canada V6B 5L1
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      (Address of the Registrant's principal executive offices) (Zip Code)


                                 (604) 682-1400
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               Registrant's telephone number, including area code:


                                      None.
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 14, 2002, effective January 31, 2002, Suite101.com, Inc. (the "Company") entered into a Management and Operating Services Agreement with Creative Marketeam Canada, Ltd. ("Marketeam"), a corporation owned by Douglas Loblaw, the Company's former Chief Operating Officer. The execution of the agreement was unanimously approved by the Company's Board of Directors at a meeting held on February 14, 2002. The management agreement between Marketeam and the Company is for an initial one-month period commencing January 31, 2002 and continues from month to month thereafter until terminated by either party on ten (10) days' notice. In consideration of the services to be performed by Marketeam, the Company will pay Marketeam a fee of $26,000 per month, plus an amount equal to the Company's receipts from its contracts with BarnesandNoble.Com, LLC. Marketeam is to provide continuing management and operating services, at its expense, over the day-to-day operations of the Suite101 Web site. It is responsible to the Board of Directors of the Company for all phases of the day-to-day management and operations of the Suite101 Web site, including accounting and bookkeeping, making payments at its expense to Senior and Managing Editors, providing administration, oversight and fulfillment of Company's duties and responsibilities under its agreements with BarnesandNoble.Com, LLC, providing Internet access to the Web site, hosting email, property maintenance, providing postage, implementing software upgrades, and arranging intellectual property licensing, among other matters. Marketeam is responsible for the implementation, management and operation of such aspects of any programs relating to the planning, operation, management and control of the Suite101.com Web site as are necessary to the continuing uninterrupted operation of the Suite101.com Web site. The agreement prohibits Marketeam from (i) negotiating or entering into any agreements regarding the issuance of any capital stock of the Company, the sale of any of its assets or any transaction involving any merger, consolidation or business combination involving Suite101,
(ii) negotiating or entering into any employment agreements relating to the employment of any person as an employee, consultant or other provider of services to the Company, (iii) negotiating or entering into any agreement relating to any purchase or lease of personal or real property by the Company,
(iv) negotiating or entering into any agreements relating to the expenditure of any money by the Company, or (v) representing to any person that it or any of its officers or employees are authorized to enter into any agreement on behalf of the Company or make any commitment involving the Company. The agreement contains provisions prohibiting Marketeam from disclosing any confidential information of the Company, engaging in business in competition with the Company unless expressly authorized in writing by the Company's Board of Directors, and requiring Marketeam to keep segregated and apart the assets of the Company and preserve its Web site assets for the purpose of facilitating and enhancing the sale of those assets. Employees of Marketeam are required to agree to similar restrictions on their activities. The agreement provides that the Company has no liability for any of the debts or obligations of Marketeam, and Marketeam will indemnify the Company against loss for actions its personnel take in violation of the agreement.

         Mr. Loblaw was employed as the Company's Chief Operating Officer through January 31, 2002. At that time Mr. Loblaw's employment with the Company, as well as the employment of all the Company's other employees, except for Peter Bradshaw, the Company's Chairman and Chief Executive Office, Julia Bradshaw, an employee and Director, and Cara Williams, the Company's Chief Financial Office, was terminated. These changes were made in the Company's staffing in the


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light of the Company's limited revenues and in order to enhance its ability to enter into a business combination or other restructuring transaction by reducing current levels of overhead.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of business acquired.
                         Not applicable

         (b)      Pro forma financial information
                         Not applicable

         (c)      Exhibits:

                  10.1 Management and Services Agreement dated as of January 31, 2002 between the Company and Creative Marketeam Canada Ltd.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SUITE 101.COM, INC.

                                        By: /s/ Peter L. Bradshaw
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                                            Peter L. Bradshaw, President

Date: February 15, 2002


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